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                                                                    EXHIBIT 23.7

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 8, 2002, accompanying the financial statements of Dorchester Hugoton, Ltd. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."




/s/ Grant Thornton LLP

GRANT THORNTON LLP


Dallas, Texas
October 21, 2002